News Release

Trustmark Corporation Announces Third Quarter 2013 Financial Results
and Declares $0.23 Quarterly Dividend

JACKSON, Miss. – October 22, 2013 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $33.0 million in the third quarter of 2013, which resulted in diluted earnings per common share of $0.49, an increase of 6.5% from the prior quarter as well as from levels one year earlier.  Trustmark’s performance during the quarter produced a return on average tangible common equity of 14.92% and a return on average assets of 1.11%.  During the first nine months of 2013, Trustmark’s net income available to common shareholders totaled $89.0 million, or $1.33 per common share.   Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable December 15, 2013, to shareholders of record on December 1, 2013.

Gerard R. Host, President and CEO, stated, “Trustmark posted another quarter of solid financial results.  Total revenue increased to $145.6 million, reflecting the success of our recent merger with BancTrust as well as expanding customer relationships in our legacy banking, wealth management and insurance businesses.  We also continued to benefit from improvements in credit quality.  During the quarter, we completed our previously announced purchase of two branch offices in Oxford, Mississippi, and are pleased to provide our newest customers with an expanded array of financial services.  Thanks to our dedicated associates, solid profitability and strong capital base, we are well-positioned to continue providing value for our customers and shareholders.”

Credit Quality
•	Nonperforming assets declined 1.2% during third quarter
•	Improved credit quality reflected in nominal net charge-offs and negative provisioning

Nonperforming loans totaled $73.4 million at September 30, 2013, a decline of 1.3% from the prior quarter, while foreclosed other real estate totaled $116.3 million, a decline of 1.2% from the prior quarter.  Collectively, nonperforming assets totaled $189.7 million at September 30, 2013, a decrease of 1.2% from the prior quarter.

During the third quarter charge-offs exceeded recoveries, resulting in net charge-offs of $569 thousand, which represented 0.04% of average loans, excluding acquired loans.  This compares to net recoveries of $771 thousand, or -0.05% of average loans, in the prior quarter.  The provision for loan losses for loans held for investment was a negative $3.6 million in the third quarter resulting from the quarterly updated quantitative reserve factors and improved credit quality.

Allocation of Trustmark’s $68.6 million allowance for loan losses represented 1.39% of commercial loans and 0.73% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 1.20% at September 30, 2013, which represents a level management considers commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 162.0% of nonperforming loans, excluding impaired loans.

All of the above credit metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Balance Sheet Management
•	Loans held for investment increased $119.3 million
•	Net interest income (FTE) totaled $102.1 million, resulting in 3.94% net interest margin

Loans held for investment totaled $5.7 billion at September 30, 2013, an increase of $119.3 million, or 2.1%, from the prior quarter.  From a geographic perspective, loans in Trustmark’s Mississippi, Alabama, Texas and Tennessee markets expanded $71.8 million, $34.3 million, $13.8 million, and $5.2 million, respectively, while loans in Trustmark’s Florida market declined $5.7 million.

Loan growth was also diversified by loan type.  During the third quarter, Trustmark’s 1-4 family mortgage loan portfolio increased $68.1 million while construction lending expanded $52.8 million due to growth in Trustmark’s Mississippi, Texas and Alabama markets.  Increased lending to public entities in Mississippi and Tennessee was reflected in other loan growth of $25.4 million. Consumer lending increased $4.3 million principally due to growth in Trustmark’s Alabama market.  Other real estate secured loans expanded $3.8 million as growth in Trustmark’s Tennessee market was partially offset by declines in Mississippi. Commercial real estate loans increased $1.4 million as growth in Alabama and Texas was largely offset by declines in other Trustmark markets.  Commercial and industrial loans declined $36.5 million, as growth in Alabama was more than offset by declines in Trustmark’s other markets during the quarter.

During the third quarter of 2013, average earning assets remained stable at $10.3 billion; average deposits totaled $9.7 billion, down $80.8 million, or 0.8%, from the prior quarter.  Average noninterest-bearing deposits increased 1.1% to represent 25.6% of average deposits in the third quarter of 2013.

Net interest income (FTE) in the third quarter totaled $102.1 million, a decrease of $834 thousand from the prior quarter, and resulted in an eight basis point contraction of the net interest margin to 3.94%, principally attributable to lower recoveries on acquired loans.   Excluding acquired loans, the net interest margin in the third quarter totaled 3.52% compared to 3.55% in the prior quarter.

Capital Strength
•	Total risk-based capital ratio expands to 14.02%
•	Tangible common equity totaled $912.6 million

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At September 30, 2013, Trustmark’s tangible common equity to tangible assets ratio was 8.01% while the total risk-based capital ratio was 14.02%, significantly exceeding the 10.00% benchmark to be classified as “well-capitalized.”  Trustmark’s solid capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Noninterest Income
•	Noninterest income totaled $47.1 million, up 7.8% from prior quarter
•	Service charges increased $923 thousand from prior quarter to $13.9 million

Reflecting the continued success of Trustmark’s diversified financial services businesses, noninterest income totaled $47.1 million during the third quarter, an increase of $3.4 million, or 7.8%, from the prior quarter.   Service charges on deposit accounts totaled $13.9 million in the third quarter, an increase of 7.1% from the prior quarter due in part to seasonality.  Bank card and other fees totaled $8.9 million in the third quarter, a decrease of $578 thousand from the prior quarter resulting principally from a decline in commercial credit related fee income.

Mortgage loan production in the third quarter totaled $357.8 million, down 15.7% from the prior quarter due principally to the decline in refinancing activity following an extended low interest rate environment.  Despite a decline in mortgage production levels, the profitability of Trustmark’s mortgage banking unit increased 1.7% from the prior quarter to $8.4 million.  This level of performance reflected increased mortgage servicing income and effective mortgage servicing hedging strategies that were offset in part by reduced secondary marketing gains.

Insurance revenue totaled $8.2 million in the third quarter of 2013, an increase of 2.7% from the prior quarter due to expanded commercial insurance sales as well as the continued firming of insurance rates.  Wealth management income totaled $7.5 million in the third quarter, an increase of 8.4% from the prior quarter, reflecting expanded trust management revenue and brokerage sales.

Other income in the third quarter increased $2.3 million relative to the prior quarter; results in the second quarter included a $2.3 million write-off of the FDIC indemnification asset resulting from the re-estimation of cash flows and loan payoffs.

Noninterest Expense
•	Operating expense remained well-controlled
•	Continued realignment of branch network to enhance efficiency and revenue growth

Noninterest expense totaled $101.5 million in the third quarter, a decline of $5.7 million from the prior quarter.  Excluding non-routine litigation expense of $4.0 million in the second quarter, noninterest expense declined $1.7 million.  Excluding ORE/foreclosure expense and amortization of intangibles, noninterest expense totaled $95.9 million in the third quarter, relatively unchanged from the prior quarter.

Salary and employee benefit expense totaled $56.0 million in the third quarter, an increase of $638 thousand, or 1.2%, from the prior quarter.  This increase resulted in part from additional pension costs related to settlement charges for retirees electing lump sum distributions.  Services and fees increased $764 thousand relative to the prior quarter due to additional data processing and communication expense.

Trustmark continued realignment of its branch network to enhance productivity and efficiency as well as promote additional revenue growth. During the third quarter, Trustmark announced plans to consolidate six additional banking centers – two each in Alabama, Mississippi, and Houston, Texas.  The closure of these offices with limited growth opportunities will occur during the fourth quarter of 2013.  As previously announced, eight offices were consolidated earlier this year, including five overlapping offices in the Florida Panhandle during the second quarter.  Thus far in 2013, Trustmark opened three new banking offices – one each in Houston, Jackson, and Memphis.  In addition, Trustmark completed the purchase of two branch offices serving the Oxford, Mississippi market during the third quarter of 2013.  Trustmark is committed to investments to support profitable revenue growth as well as reengineering and efficiency opportunities to enhance shareholder value.

Additional Information
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 23, 2013, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, November 6, 2013, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark Corporation is a financial services company providing banking and financial solutions through 214 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2013	6/30/2013	9/30/2012	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$3,279,606	$3,259,086	$2,409,292	$20,520	0.6%	$870,314	36.1%
Securities AFS-nontaxable	172,055	171,974	169,037	81	0.0%	3,018	1.8%
Securities HTM-taxable	59,168	59,678	28,333	(510)	-0.9%	30,835	n/m
Securities HTM-nontaxable	11,024	11,520	18,361	(496)	-4.3%	(7,337)	-40.0%
Total securities	3,521,853	3,502,258	2,625,023	19,595	0.6%	896,830	34.2%
Loans (including loans held for sale)	5,784,170	5,735,296	5,886,447	48,874	0.9%	(102,277)	-1.7%
Acquired loans:
Noncovered loans	888,883	949,367	88,562	(60,484)	-6.4%	800,321	n/m
Covered loans	39,561	43,425	65,259	(3,864)	-8.9%	(25,698)	-39.4%
Fed funds sold and rev repos	8,978	6,808	6,583	2,170	31.9%	2,395	36.4%
Other earning assets	38,226	34,752	31,758	3,474	10.0%	6,468	20.4%
Total earning assets	10,281,671	10,271,906	8,703,632	9,765	0.1%	1,578,039	18.1%
Allowance for loan losses	(79,696)	(84,574)	(86,865)	4,878	-5.8%	7,169	-8.3%
Cash and due from banks	272,320	284,056	236,566	(11,736)	-4.1%	35,754	15.1%
Other assets	1,284,813	1,311,262	958,030	(26,449)	-2.0%	326,783	34.1%
Total assets	$11,759,108	$11,782,650	$9,811,363	$(23,542)	-0.2%	$1,947,745	19.9%

Interest-bearing demand deposits	$1,842,379	$1,811,402	$1,534,244	$30,977	1.7%	$308,135	20.1%
Savings deposits	2,995,110	3,060,437	2,348,413	(65,327)	-2.1%	646,697	27.5%
Time deposits less than $100,000	1,380,954	1,419,381	1,150,620	(38,427)	-2.7%	230,334	20.0%
Time deposits of $100,000 or more	993,948	1,029,498	781,926	(35,550)	-3.5%	212,022	27.1%
Total interest-bearing deposits	7,212,391	7,320,718	5,815,203	(108,327)	-1.5%	1,397,188	24.0%
Fed funds purchased and repos	364,446	312,865	374,885	51,581	16.5%	(10,439)	-2.8%
Short-term borrowings	59,324	51,718	81,773	7,606	14.7%	(22,449)	-27.5%
Long-term FHLB advances	8,620	9,575	-	(955)	-10.0%	8,620	n/m
Subordinated notes	49,890	49,882	49,858	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	82,460	61,856	(20,604)	-25.0%	-	0.0%
Total interest-bearing liabilities	7,756,527	7,827,218	6,383,575	(70,691)	-0.9%	1,372,952	21.5%
Noninterest-bearing deposits	2,479,082	2,451,547	2,039,729	27,535	1.1%	439,353	21.5%
Other liabilities	190,143	159,525	114,454	30,618	19.2%	75,689	66.1%
Total liabilities	10,425,752	10,438,290	8,537,758	(12,538)	-0.1%	1,887,994	22.1%
Shareholders' equity	1,333,356	1,344,360	1,273,605	(11,004)	-0.8%	59,751	4.7%
Total liabilities and equity	$11,759,108	$11,782,650	$9,811,363	$(23,542)	-0.2%	$1,947,745	19.9%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2013	6/30/2013	9/30/2012	$ Change	% Change	$ Change	% Change
Cash and due from banks	$335,695	$301,532	$209,188	$34,163	11.3%	$126,507	60.5%
Fed funds sold and rev repos	7,867	7,869	5,295	(2)	0.0%	2,572	48.6%
Securities available for sale	3,372,101	3,511,683	2,724,446	(139,582)	-4.0%	647,655	23.8%
Securities held to maturity	69,980	70,338	45,484	(358)	-0.5%	24,496	53.9%
Loans held for sale (LHFS)	119,986	202,699	324,897	(82,713)	-40.8%	(204,911)	-63.1%
Loans held for investment (LHFI)	5,696,641	5,577,382	5,527,963	119,259	2.1%	168,678	3.1%
Allowance for loan losses	(68,632)	(72,825)	(83,526)	4,193	-5.8%	14,894	-17.8%
Net LHFI	5,628,009	5,504,557	5,444,437	123,452	2.2%	183,572	3.4%
Acquired loans:
Noncovered loans	837,875	922,453	83,110	(84,578)	-9.2%	754,765	n/m
Covered loans	37,250	40,820	64,503	(3,570)	-8.7%	(27,253)	-42.3%
Allowance for loan losses, acquired loans	(5,333)	(2,690)	(4,343)	(2,643)	98.3%	(990)	22.8%
Net acquired loans	869,792	960,583	143,270	(90,791)	-9.5%	726,522	n/m
Net LHFI and acquired loans	6,497,801	6,465,140	5,587,707	32,661	0.5%	910,094	16.3%
Premises and equipment, net	208,837	210,845	155,467	(2,008)	-1.0%	53,370	34.3%
Mortgage servicing rights	63,150	60,380	44,211	2,770	4.6%	18,939	42.8%
Goodwill	372,463	368,315	291,104	4,148	1.1%	81,359	27.9%
Identifiable intangible assets	44,424	46,889	18,327	(2,465)	-5.3%	26,097	n/m
Other real estate, excluding covered other real estate	116,329	117,712	82,475	(1,383)	-1.2%	33,854	41.0%
Covered other real estate	5,092	5,147	5,722	(55)	-1.1%	(630)	-11.0%
FDIC indemnification asset	17,085	17,342	23,979	(257)	-1.5%	(6,894)	-28.8%
Other assets	574,387	477,421	353,857	96,966	20.3%	220,530	62.3%
Total assets	$11,805,197	$11,863,312	$9,872,159	$(58,115)	-0.5%	$1,933,038	19.6%

Deposits:
Noninterest-bearing	$2,643,612	$2,520,895	$2,118,853	$122,717	4.9%	$524,759	24.8%
Interest-bearing	7,143,622	7,296,697	5,685,188	(153,075)	-2.1%	1,458,434	25.7%
Total deposits	9,787,234	9,817,592	7,804,041	(30,358)	-0.3%	1,983,193	25.4%
Fed funds purchased and repos	342,465	374,021	408,711	(31,556)	-8.4%	(66,246)	-16.2%
Short-term borrowings	60,698	56,645	83,612	4,053	7.2%	(22,914)	-27.4%
Long-term FHLB advances	8,562	8,679	-	(117)	-1.3%	8,562	n/m
Subordinated notes	49,896	49,888	49,863	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	164,972	167,812	186,061	(2,840)	-1.7%	(21,089)	-11.3%
Total liabilities	10,475,683	10,536,493	8,594,144	(60,810)	-0.6%	1,881,539	21.9%
Common stock	13,998	13,994	13,496	4	0.0%	502	3.7%
Capital surplus	343,759	342,359	284,089	1,400	0.4%	59,670	21.0%
Retained earnings	1,023,983	1,006,554	973,182	17,429	1.7%	50,801	5.2%
Accum other comprehensive
(loss) income, net of tax	(52,226)	(36,088)	7,248	(16,138)	44.7%	(59,474)	n/m
Total shareholders' equity	1,329,514	1,326,819	1,278,015	2,695	0.2%	51,499	4.0%
Total liabilities and equity	$11,805,197	$11,863,312	$9,872,159	$(58,115)	-0.5%	$1,933,038	19.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2013	6/30/2013	9/30/2012	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$68,417	$67,750	$72,554	$667	1.0%	$(4,137)	-5.7%
Interest and fees on acquired loans	19,183	20,987	5,229	(1,804)	-8.6%	13,954	n/m
Interest on securities-taxable	18,654	18,547	15,909	107	0.6%	2,745	17.3%
Interest on securities-tax exempt-FTE	1,960	1,974	2,089	(14)	-0.7%	(129)	-6.2%
Interest on fed funds sold and rev repos	8	5	6	3	60.0%	2	33.3%
Other interest income	372	372	339	-	0.0%	33	9.7%
Total interest income-FTE	108,594	109,635	96,126	(1,041)	-0.9%	12,468	13.0%
Interest on deposits	4,970	5,071	5,725	(101)	-2.0%	(755)	-13.2%
Interest on fed funds pch and repos	106	88	135	18	20.5%	(29)	-21.5%
Other interest expense	1,389	1,513	1,358	(124)	-8.2%	31	2.3%
Total interest expense	6,465	6,672	7,218	(207)	-3.1%	(753)	-10.4%
Net interest income-FTE	102,129	102,963	88,908	(834)	-0.8%	13,221	14.9%
Provision for loan losses, LHFI	(3,624)	(4,846)	3,358	1,222	-25.2%	(6,982)	n/m
Provision for loan losses, acquired loans	3,292	(1,552)	2,105	4,844	n/m	1,187	56.4%
Net interest income after provision-FTE	102,461	109,361	83,445	(6,900)	-6.3%	19,016	22.8%
Service charges on deposit accounts	13,852	12,929	13,135	923	7.1%	717	5.5%
Insurance commissions	8,227	8,014	7,533	213	2.7%	694	9.2%
Wealth management	7,520	6,940	5,612	580	8.4%	1,908	34.0%
Bank card and other fees	8,929	9,507	6,924	(578)	-6.1%	2,005	29.0%
Mortgage banking, net	8,440	8,295	11,150	145	1.7%	(2,710)	-24.3%
Other, net	165	(2,145)	512	2,310	n/m	(347)	-67.8%
Nonint inc-excl sec gains (losses), net	47,133	43,540	44,866	3,593	8.3%	2,267	5.1%
Security gains (losses), net	-	174	(1)	(174)	-100.0%	1	-100.0%
Total noninterest income	47,133	43,714	44,865	3,419	7.8%	2,268	5.1%
Salaries and employee benefits	56,043	55,405	47,404	638	1.2%	8,639	18.2%
Services and fees	13,580	12,816	11,682	764	6.0%	1,898	16.2%
Net occupancy-premises	6,644	6,703	5,352	(59)	-0.9%	1,292	24.1%
Equipment expense	6,271	6,193	5,095	78	1.3%	1,176	23.1%
FDIC assessment expense	2,376	2,376	1,826	-	0.0%	550	30.1%
ORE/Foreclosure expense	3,079	5,131	1,702	(2,052)	-40.0%	1,377	80.9%
Other expense	13,531	18,571	10,399	(5,040)	-27.1%	3,132	30.1%
Total noninterest expense	101,524	107,195	83,460	(5,671)	-5.3%	18,064	21.6%
Income before income taxes and tax eq adj	48,070	45,880	44,850	2,190	4.8%	3,220	7.2%
Tax equivalent adjustment	3,700	3,735	3,629	(35)	-0.9%	71	2.0%
Income before income taxes	44,370	42,145	41,221	2,225	5.3%	3,149	7.6%
Income taxes	11,336	11,024	11,317	312	2.8%	19	0.2%
Net income available to common shareholders	$33,034	$31,121	$29,904	$1,913	6.1%	$3,130	10.5%

Per common share data
Earnings per share - basic	$0.49	$0.46	$0.46	$0.03	6.5%	$0.03	6.5%

Earnings per share - diluted	$0.49	$0.46	$0.46	$0.03	6.5%	$0.03	6.5%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	67,177,013	67,162,530	64,778,329

Diluted	67,382,478	67,344,117	64,992,614

Period end common shares outstanding	67,181,694	67,163,195	64,779,937

OTHER FINANCIAL DATA
Return on common equity	9.83%	9.29%	9.34%
Return on average tangible common equity	14.92%	14.09%	12.61%
Return on assets	1.11%	1.06%	1.21%
Interest margin - Yield - FTE	4.19%	4.28%	4.39%
Interest margin - Cost	0.25%	0.26%	0.33%
Net interest margin - FTE	3.94%	4.02%	4.06%
Efficiency ratio (1)	68.02%	70.44%	62.39%
Full-time equivalent employees	3,110	3,119	2,632

COMMON STOCK PERFORMANCE
Market value-Close	$25.60	$24.58	$24.34
Common book value	$19.79	$19.76	$19.73
Tangible common book value	$13.58	$13.57	$14.95

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2013	6/30/2013	9/30/2012	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$81	$73	$-	$8	11.0%	$81	n/m
Florida	14,619	15,916	21,456	(1,297)	-8.1%	(6,837)	-31.9%
Mississippi (2)	43,132	41,761	32,041	1,371	3.3%	11,091	34.6%
Tennessee (3)	5,596	4,482	7,388	1,114	24.9%	(1,792)	-24.3%
Texas	9,953	12,086	19,773	(2,133)	-17.6%	(9,820)	-49.7%
Total nonaccrual loans	73,381	74,318	80,658	(937)	-1.3%	(7,277)	-9.0%
Other real estate
Alabama	25,308	27,245	-	(1,937)	-7.1%	25,308	n/m
Florida	39,198	35,025	22,340	4,173	11.9%	16,858	75.5%
Mississippi (2)	25,439	26,843	27,113	(1,404)	-5.2%	(1,674)	-6.2%
Tennessee (3)	14,615	15,811	18,545	(1,196)	-7.6%	(3,930)	-21.2%
Texas	11,769	12,788	14,477	(1,019)	-8.0%	(2,708)	-18.7%
Total other real estate	116,329	117,712	82,475	(1,383)	-1.2%	33,854	41.0%
Total nonperforming assets	$189,710	$192,030	$163,133	$(2,320)	-1.2%	$26,577	16.3%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,344	$4,194	$5,699	$(1,850)	-44.1%	$(3,355)	-58.9%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$18,432	$14,003	$39,492	$4,429	31.6%	$(21,060)	-53.3%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2013	6/30/2013	9/30/2012	$ Change	% Change	$ Change	% Change
Beginning Balance	$72,825	$76,900	$84,809	$(4,075)	-5.3%	$(11,984)	-14.1%
Provision for loan losses	(3,624)	(4,846)	3,358	1,222	-25.2%	(6,982)	n/m
Charge-offs	(3,817)	(3,031)	(7,907)	(786)	25.9%	4,090	-51.7%
Recoveries	3,248	3,802	3,266	(554)	-14.6%	(18)	-0.6%
Net (charge-offs) recoveries	(569)	771	(4,641)	(1,340)	n/m	4,072	-87.7%
Ending Balance	$68,632	$72,825	$83,526	$(4,193)	-5.8%	$(14,894)	-17.8%

PROVISION FOR LOAN LOSSES (4)
Alabama	$550	$232	$-	$318	n/m	$550	n/m
Florida	(2,642)	(3,425)	7	783	-22.9%	(2,649)	n/m
Mississippi (2)	(1,051)	(520)	466	(531)	n/m	(1,517)	n/m
Tennessee (3)	(150)	(335)	687	185	-55.2%	(837)	n/m
Texas	(331)	(798)	2,198	467	-58.5%	(2,529)	n/m
Total provision for loan losses	$(3,624)	$(4,846)	$3,358	$1,222	-25.2%	$(6,982)	n/m

NET CHARGE-OFFS (4)
Alabama	$132	$67	$-	$65	97.0%	$132	n/m
Florida	(138)	(1,426)	(488)	1,288	-90.3%	350	-71.7%
Mississippi (2)	375	291	4,726	84	28.9%	(4,351)	-92.1%
Tennessee (3)	(153)	103	438	(256)	n/m	(591)	n/m
Texas	353	194	(35)	159	82.0%	388	n/m
Total net charge-offs (recoveries)	$569	$(771)	$4,641	$1,340	n/m	$(4,072)	-87.7%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.04%	-0.05%	0.31%
Provision for loan losses/average loans	-0.25%	-0.34%	0.23%
Nonperforming loans/total loans (incl LHFS)	1.26%	1.29%	1.38%
Nonperforming assets/total loans (incl LHFS)	3.26%	3.32%	2.79%
Nonperforming assets/total loans (incl LHFS) +ORE	3.20%	3.26%	2.75%
ALL/total loans (excl LHFS)	1.20%	1.31%	1.51%
ALL-commercial/total commercial loans	1.39%	1.48%	1.79%
ALL-consumer/total consumer and home mortgage loans	0.73%	0.84%	0.84%
ALL/nonperforming loans	93.53%	97.99%	103.56%
ALL/nonperforming loans -
(excl impaired loans)	161.96%	158.75%	174.09%

CAPITAL RATIOS
Common equity/total assets	11.26%	11.18%	12.95%
Tangible common equity/tangible assets	8.01%	7.96%	10.13%
Tangible common equity/risk-weighted assets	11.66%	11.57%	14.49%
Tier 1 leverage ratio	8.78%	8.71%	10.83%
Tier 1 common risk-based capital ratio	11.92%	11.79%	14.50%
Tier 1 risk-based capital ratio	12.69%	12.55%	15.40%
Total risk-based capital ratio	14.02%	13.89%	17.25%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Securities AFS-taxable	$3,279,606	$3,259,086	$2,836,051	$2,466,738	$2,409,292	$3,126,539	$2,359,628
Securities AFS-nontaxable	172,055	171,974	167,773	169,906	169,037	170,616	165,743
Securities HTM-taxable	59,168	59,678	48,632	26,510	28,333	55,865	30,571
Securities HTM-nontaxable	11,024	11,520	16,648	17,443	18,361	13,043	19,774
Total securities	3,521,853	3,502,258	3,069,104	2,680,597	2,625,023	3,366,063	2,575,716
Loans (including loans held for sale)	5,784,170	5,735,296	5,741,340	5,834,525	5,886,447	5,753,759	5,946,031
Acquired loans:
Noncovered loans	888,883	949,367	530,643	82,317	88,562	790,943	68,684
Covered loans	39,561	43,425	49,815	58,272	65,259	44,229	70,344
Fed funds sold and rev repos	8,978	6,808	6,618	8,747	6,583	7,477	7,151
Other earning assets	38,226	34,752	34,661	31,168	31,758	35,893	31,838
Total earning assets	10,281,671	10,271,906	9,432,181	8,695,626	8,703,632	9,998,364	8,699,764
Allowance for loan losses	(79,696)	(84,574)	(86,447)	(88,715)	(86,865)	(83,547)	(90,371)
Cash and due from banks	272,320	284,056	270,740	238,976	236,566	275,711	246,958
Other assets	1,284,813	1,311,262	1,183,493	972,748	958,030	1,260,227	941,468
Total assets	$11,759,108	$11,782,650	$10,799,967	$9,818,635	$9,811,363	$11,450,755	$9,797,819

Interest-bearing demand deposits	$1,842,379	$1,811,402	$1,703,336	$1,545,967	$1,534,244	$1,786,215	$1,541,471
Savings deposits	2,995,110	3,060,437	2,767,747	2,275,569	2,348,413	2,941,931	2,384,908
Time deposits less than $100,000	1,380,954	1,419,381	1,268,619	1,120,735	1,150,620	1,356,729	1,170,274
Time deposits of $100,000 or more	993,948	1,029,498	893,104	760,363	781,926	972,553	806,799
Total interest-bearing deposits	7,212,391	7,320,718	6,632,806	5,702,634	5,815,203	7,057,428	5,903,452
Fed funds purchased and repos	364,446	312,865	266,958	388,007	374,885	315,113	364,332
Short-term borrowings	59,324	51,718	66,999	85,313	81,773	59,319	82,280
Long-term FHLB advances	8,620	9,575	4,580	-	-	7,606	-
Subordinated notes	49,890	49,882	49,874	49,866	49,858	49,882	49,850
Junior subordinated debt securities	61,856	82,460	77,989	61,856	61,856	74,043	61,856
Total interest-bearing liabilities	7,756,527	7,827,218	7,099,206	6,287,676	6,383,575	7,563,391	6,461,770
Noninterest-bearing deposits	2,479,082	2,451,547	2,199,043	2,115,784	2,039,729	2,377,583	1,969,445
Other liabilities	190,143	159,525	176,210	126,953	114,454	175,344	113,920
Total liabilities	10,425,752	10,438,290	9,474,459	8,530,413	8,537,758	10,116,318	8,545,135
Shareholders' equity	1,333,356	1,344,360	1,325,508	1,288,222	1,273,605	1,334,437	1,252,684
Total liabilities and equity	$11,759,108	$11,782,650	$10,799,967	$9,818,635	$9,811,363	$11,450,755	$9,797,819

PERIOD END BALANCES	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Cash and due from banks	$335,695	$301,532	$242,896	$231,489	$209,188
Fed funds sold and rev repos	7,867	7,869	5,926	7,046	5,295
Securities available for sale	3,372,101	3,511,683	3,546,083	2,657,745	2,724,446
Securities held to maturity	69,980	70,338	73,666	42,188	45,484
Loans held for sale (LHFS)	119,986	202,699	207,758	257,986	324,897
Loans held for investment (LHFI)	5,696,641	5,577,382	5,531,788	5,592,754	5,527,963
Allowance for loan losses	(68,632)	(72,825)	(76,900)	(78,738)	(83,526)
Net LHFI	5,628,009	5,504,557	5,454,888	5,514,016	5,444,437
Acquired loans:
Noncovered loans	837,875	922,453	1,003,127	81,523	83,110
Covered loans	37,250	40,820	47,589	52,041	64,503
Allowance for loan losses, acquired loans	(5,333)	(2,690)	(6,458)	(6,075)	(4,343)
Net acquired loans	869,792	960,583	1,044,258	127,489	143,270
Net LHFI and acquired loans	6,497,801	6,465,140	6,499,146	5,641,505	5,587,707
Premises and equipment, net	208,837	210,845	210,789	154,841	155,467
Mortgage servicing rights	63,150	60,380	51,529	47,341	44,211
Goodwill	372,463	368,315	366,366	291,104	291,104
Identifiable intangible assets	44,424	46,889	49,361	17,306	18,327
Other real estate, excluding covered other real estate	116,329	117,712	118,406	78,189	82,475
Covered other real estate	5,092	5,147	5,879	5,741	5,722
FDIC indemnification asset	17,085	17,342	20,198	21,774	23,979
Other assets	574,387	477,421	452,512	374,412	353,857
Total assets	$11,805,197	$11,863,312	$11,850,515	$9,828,667	$9,872,159

Deposits:
Noninterest-bearing	$2,643,612	$2,520,895	$2,534,287	$2,254,211	$2,118,853
Interest-bearing	7,143,622	7,296,697	7,375,144	5,642,306	5,685,188
Total deposits	9,787,234	9,817,592	9,909,431	7,896,517	7,804,041
Fed funds purchased and repos	342,465	374,021	219,769	288,829	408,711
Short-term borrowings	60,698	56,645	46,325	86,920	83,612
Long-term FHLB advances	8,562	8,679	10,969	-	-
Subordinated notes	49,896	49,888	49,879	49,871	49,863
Junior subordinated debt securities	61,856	61,856	94,856	61,856	61,856
Other liabilities	164,972	167,812	166,340	157,305	186,061
Total liabilities	10,475,683	10,536,493	10,497,569	8,541,298	8,594,144
Common stock	13,998	13,994	13,992	13,506	13,496
Capital surplus	343,759	342,359	342,233	285,905	284,089
Retained earnings	1,023,983	1,006,554	991,012	984,563	973,182
Accum other comprehensive
(loss) income, net of tax	(52,226)	(36,088)	5,709	3,395	7,248
Total shareholders' equity	1,329,514	1,326,819	1,352,946	1,287,369	1,278,015
Total liabilities and equity	$11,805,197	$11,863,312	$11,850,515	$9,828,667	$9,872,159

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Interest and fees on LHFS & LHFI-FTE	$68,417	$67,750	$67,412	$69,989	$72,554	$203,579	$221,284
Interest and fees on acquired loans	19,183	20,987	12,782	4,859	5,229	52,952	13,263
Interest on securities-taxable	18,654	18,547	16,539	15,305	15,909	53,740	51,645
Interest on securities-tax exempt-FTE	1,960	1,974	2,018	2,066	2,089	5,952	6,277
Interest on fed funds sold and rev repos	8	5	4	9	6	17	17
Other interest income	372	372	355	337	339	1,099	1,005
Total interest income-FTE	108,594	109,635	99,110	92,565	96,126	317,339	293,491
Interest on deposits	4,970	5,071	4,909	5,061	5,725	14,950	19,543
Interest on fed funds pch and repos	106	88	81	140	135	275	448
Other interest expense	1,389	1,513	1,490	1,346	1,358	4,392	4,131
Total interest expense	6,465	6,672	6,480	6,547	7,218	19,617	24,122
Net interest income-FTE	102,129	102,963	92,630	86,018	88,908	297,722	269,369
Provision for loan losses, LHFI	(3,624)	(4,846)	(2,968)	(535)	3,358	(11,438)	7,301
Provision for loan losses, acquired loans	3,292	(1,552)	130	1,945	2,105	1,870	3,583
Net interest income after provision-FTE	102,461	109,361	95,468	84,608	83,445	307,290	258,485
Service charges on deposit accounts	13,852	12,929	11,681	12,391	13,135	38,462	37,960
Insurance commissions	8,227	8,014	7,242	6,887	7,533	23,483	21,318
Wealth management	7,520	6,940	6,875	6,181	5,612	21,335	16,875
Bank card and other fees	8,929	9,507	7,945	7,978	6,924	26,381	22,467
Mortgage banking, net	8,440	8,295	11,583	11,331	11,150	28,318	29,629
Other, net	165	(2,145)	(1,191)	(2,007)	512	(3,171)	3,120
Nonint inc-excl sec gains (losses), net	47,133	43,540	44,135	42,761	44,866	134,808	131,369
Security gains (losses), net	-	174	204	18	(1)	378	1,041
Total noninterest income	47,133	43,714	44,339	42,779	44,865	135,186	132,410
Salaries and employee benefits	56,043	55,405	53,592	49,724	47,404	165,040	140,795
Services and fees	13,580	12,816	13,032	12,572	11,682	39,428	34,179
Net occupancy-premises	6,644	6,703	5,955	5,023	5,352	19,302	15,244
Equipment expense	6,271	6,193	5,674	5,288	5,095	18,138	15,190
FDIC assessment expense	2,376	2,376	2,021	1,075	1,826	6,773	5,427
ORE/Foreclosure expense	3,079	5,131	3,820	3,173	1,702	12,030	7,992
Other expense	13,531	18,571	18,051	10,454	10,399	50,153	38,366
Total noninterest expense	101,524	107,195	102,145	87,309	83,460	310,864	257,193
Income before income taxes and tax eq adj	48,070	45,880	37,662	40,078	44,850	131,612	133,702
Tax equivalent adjustment	3,700	3,735	3,655	3,699	3,629	11,090	10,698
Income before income taxes	44,370	42,145	34,007	36,379	41,221	120,522	123,004
Income taxes	11,336	11,024	9,141	8,669	11,317	31,501	33,431
Net income available to common shareholders	$33,034	$31,121	$24,866	$27,710	$29,904	$89,021	$89,573

Per common share data
Earnings per share - basic	$0.49	$0.46	$0.38	$0.43	$0.46	$1.33	$1.39

Earnings per share - diluted	$0.49	$0.46	$0.38	$0.43	$0.46	$1.33	$1.38

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average common shares outstanding
Basic	67,177,013	67,162,530	65,983,204	64,785,457	64,778,329	66,778,622	64,616,226

Diluted	67,382,478	67,344,117	66,149,656	65,007,281	64,992,614	66,962,534	64,804,661

Period end common shares outstanding	67,181,694	67,163,195	67,151,087	64,820,414	64,779,937	67,181,694	64,779,937

OTHER FINANCIAL DATA
Return on common equity	9.83%	9.29%	7.61%	8.56%	9.34%	8.92%	9.55%
Return on average tangible common equity	14.92%	14.09%	10.82%	11.51%	12.61%	13.25%	12.91%
Return on assets	1.11%	1.06%	0.93%	1.12%	1.21%	1.04%	1.22%
Interest margin - Yield - FTE	4.19%	4.28%	4.26%	4.23%	4.39%	4.24%	4.51%
Interest margin - Cost	0.25%	0.26%	0.28%	0.30%	0.33%	0.26%	0.37%
Net interest margin - FTE	3.94%	4.02%	3.98%	3.94%	4.06%	3.98%	4.14%
Efficiency ratio (1)	68.02%	70.44%	67.84%	67.80%	62.39%	68.78%	64.12%
Full-time equivalent employees	3,110	3,119	3,164	2,666	2,632

COMMON STOCK PERFORMANCE
Market value-Close	$25.60	$24.58	$25.01	$22.46	$24.34
Common book value	$19.79	$19.76	$20.15	$19.86	$19.73
Tangible common book value	$13.58	$13.57	$13.96	$15.10	$14.95

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and non-routine acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Nonaccrual loans
Alabama	$81	$73	$-	$-	$-
Florida	14,619	15,916	14,046	19,314	21,456
Mississippi (2)	43,132	41,761	46,697	38,960	32,041
Tennessee (3)	5,596	4,482	4,877	8,401	7,388
Texas	9,953	12,086	17,702	15,688	19,773
Total nonaccrual loans	73,381	74,318	83,322	82,363	80,658
Other real estate
Alabama	25,308	27,245	28,870	-	-
Florida	39,198	35,025	30,662	18,569	22,340
Mississippi (2)	25,439	26,843	26,457	27,771	27,113
Tennessee (3)	14,615	15,811	18,339	17,589	18,545
Texas	11,769	12,788	14,078	14,260	14,477
Total other real estate	116,329	117,712	118,406	78,189	82,475
Total nonperforming assets	$189,710	$192,030	$201,728	$160,552	$163,133

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$2,344	$4,194	$2,772	$6,378	$5,699

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$18,432	$14,003	$4,469	$43,073	$39,492

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Beginning Balance	$72,825	$76,900	$78,738	$83,526	$84,809	$78,738	$89,518
Provision for loan losses	(3,624)	(4,846)	(2,968)	(535)	3,358	(11,438)	7,301
Charge-offs	(3,817)	(3,031)	(3,325)	(8,829)	(7,907)	(10,173)	(22,547)
Recoveries	3,248	3,802	4,455	4,576	3,266	11,505	9,254
Net (charge-offs) recoveries	(569)	771	1,130	(4,253)	(4,641)	1,332	(13,293)
Ending Balance	$68,632	$72,825	$76,900	$78,738	$83,526	$68,632	$83,526

PROVISION FOR LOAN LOSSES (4)
Alabama	$550	$232	$676	$-	$-	$1,458	$-
Florida	(2,642)	(3,425)	(3,675)	(706)	7	(9,742)	(24)
Mississippi (2)	(1,051)	(520)	(1,920)	2,031	466	(3,491)	5,759
Tennessee (3)	(150)	(335)	(378)	(1,037)	687	(863)	1,497
Texas	(331)	(798)	2,329	(823)	2,198	1,200	69
Total provision for loan losses	$(3,624)	$(4,846)	$(2,968)	$(535)	$3,358	$(11,438)	$7,301

NET CHARGE-OFFS (4)
Alabama	$132	$67	$11	$-	$-	$210	$-
Florida	(138)	(1,426)	(849)	(237)	(488)	(2,413)	5,498
Mississippi (2)	375	291	(290)	874	4,726	376	6,728
Tennessee (3)	(153)	103	249	(43)	438	199	1,197
Texas	353	194	(251)	3,659	(35)	296	(130)
Total net charge-offs (recoveries)	$569	$(771)	$(1,130)	$4,253	$4,641	$(1,332)	$13,293

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.04%	-0.05%	-0.08%	0.29%	0.31%	-0.03%	0.30%
Provision for loan losses/average loans	-0.25%	-0.34%	-0.21%	-0.04%	0.23%	-0.27%	0.16%
Nonperforming loans/total loans (incl LHFS)	1.26%	1.29%	1.45%	1.41%	1.38%
Nonperforming assets/total loans (incl LHFS)	3.26%	3.32%	3.51%	2.74%	2.79%
Nonperforming assets/total loans (incl LHFS) +ORE	3.20%	3.26%	3.44%	2.71%	2.75%
ALL/total loans (excl LHFS)	1.20%	1.31%	1.39%	1.41%	1.51%
ALL-commercial/total commercial loans	1.39%	1.48%	1.56%	1.59%	1.79%
ALL-consumer/total consumer and home mortgage loans	0.73%	0.84%	0.94%	0.97%	0.84%
ALL/nonperforming loans	93.53%	97.99%	92.29%	95.60%	103.56%
ALL/nonperforming loans -
(excl impaired loans)	161.96%	158.75%	145.83%	174.46%	174.09%

CAPITAL RATIOS
Common equity/total assets	11.26%	11.18%	11.42%	13.10%	12.95%
Tangible common equity/tangible assets	8.01%	7.96%	8.20%	10.28%	10.13%
Tangible common equity/risk-weighted assets	11.66%	11.57%	11.92%	14.56%	14.49%
Tier 1 leverage ratio	8.78%	8.71%	9.83%	10.97%	10.83%
Tier 1 common risk-based capital ratio	11.92%	11.79%	11.79%	14.63%	14.50%
Tier 1 risk-based capital ratio	12.69%	12.55%	12.97%	15.53%	15.40%
Total risk-based capital ratio	14.02%	13.89%	14.42%	17.22%	17.25%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations

Oxford, Mississippi Branches

On March 29, 2013, Trustmark National Bank (TNB), a subsidiary of Trustmark, announced the signing of a definitive Branch Purchase and Assumption Agreement (the Agreement) pursuant to which TNB would acquire the two branches of SOUTHBank, F.S.B. (SOUTHBank), serving the Oxford, Mississippi market. TNB completed its purchase of the two branches from SOUTHBank effective as of the close of business on July 26, 2013. Pursuant to the Agreement, TNB assumed deposit accounts of approximately $11.7 million in addition to purchasing the two physical branch offices. The transaction was not material to Trustmark’s consolidated financial statements and was not considered a business combination in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, “Business Combinations.”

BancTrust Financial Group, Inc.

On February 15, 2013, Trustmark completed its merger with BancTrust Financial Group, Inc. (BancTrust), a 26-year-old bank holding company headquartered in Mobile, Alabama.  In accordance with the terms of the definitive agreement, the holders of BancTrust common stock received 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark issued approximately 2.24 million shares of its common stock for all issued and outstanding shares of BancTrust common stock.  The total value of the 2.24 million shares of Trustmark common stock issued to the BancTrust shareholders on the acquisition date was approximately $53.5 million, based on a closing stock price of $23.83 per share of Trustmark common stock on February 15, 2013.  At closing, Trustmark repurchased the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program for approximately $52.6 million.

The acquisition of BancTrust is consistent with Trustmark’s strategic plan to selectively expand the Trustmark franchise.  The acquisition of BancTrust provided Trustmark entry into more than 15 markets in Alabama and enhanced the Trustmark franchise in the Florida Panhandle.

This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805. Accordingly, the assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the acquisition date. The fair values of assets acquired and liabilities assumed are subject to adjustment if additional information becomes available to indicate a more accurate or appropriate value for an asset or liability during the measurement period, which is not to exceed one year from the acquisition date of February 15, 2013. Assets that are particularly susceptible to adjustment include certain loans, other real estate and certain premises and equipment.

During the second and third quarters of 2013, Trustmark recorded an additional $1.9 million and $4.0 million, respectively, in goodwill based on changes to the estimated fair value of certain acquired loans and other real estate.  These measurement period adjustments have been presented on a retrospective basis, consistent with applicable accounting guidance.  The estimated fair values were considered preliminary as of September 30, 2013 and are subject to refinement as additional information relative to the closing date fair values becomes available through the measurement period.  The statement of assets purchased and liabilities assumed in the BancTrust acquisition is presented below at their adjusted estimated fair values as of the acquisition date of February 15, 2013 ($ in thousands):

Assets
Cash and due from banks	$141,616
Securities	528,016
Loans held for sale	1,050
Acquired noncovered loans	944,235
Premises and equipment, net	55,579
Identifiable intangible assets	33,498
Other real estate	40,103
Other assets	101,833
Total Assets	1,845,930

Liabilities
Deposits	1,740,254
Other borrowings	64,051
Other liabilities	16,761
Total Liabilities	1,821,066

Net identified assets acquired at fair value	24,864
Goodwill	81,210
Net assets acquired at fair value	$106,074

The excess of the consideration paid over the estimated fair value of the net assets acquired was $81.2 million, which was recorded as goodwill under FASB ASC Topic 805.  The identifiable intangible assets acquired represent the core deposit intangible at fair value at the acquisition date.  The core deposit intangible is being amortized on an accelerated basis over the estimated useful life, currently expected to be approximately 10 years.

Loans, excluding loans held for sale (LHFS), acquired from BancTrust were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements and leases, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

The operations of BancTrust are included in Trustmark’s operating results from February 15, 2013, and added revenue of $21.3 million and net income available to common shareholders of $4.9 million for the third quarter of 2013.  Included in BancTrust’s net income available to common shareholders for the third quarter of 2013 are recoveries on pay-offs of acquired loans of $2.2 million (after tax).

Included in Trustmark’s noninterest expense during the first quarter of 2013 are non-routine BancTrust transaction expenses totaling approximately $9.4 million (change in control and severance expense of $1.4 million included in salaries and benefits; professional fees, contract termination and other expenses of $7.9 million included in other expense).

Bay Bank & Trust Company

On March 16, 2012, Trustmark completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock valued at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805.  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain by $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

Loans acquired from Bay Bank were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that Trustmark would not be able to collect all contractually required payments.  These loans, with the exception of revolving credit agreements, are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$503	$505	$506	$-	$-
U.S. Government agency obligations
Issued by U.S. Government agencies	133,013	139,066	141,226	10	18
Issued by U.S. Government sponsored agencies	132,425	133,791	186,293	105,735	60,671
Obligations of states and political subdivisions	212,991	212,204	218,467	215,761	215,900
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	48,240	46,330	51,138	19,902	21,352
Issued by FNMA and FHLMC	214,795	227,927	241,365	208,564	237,886
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,048,275	2,156,320	2,090,516	1,466,366	1,565,290
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	354,131	361,575	377,070	399,780	381,207
Asset-backed securities and structured financial products	227,728	233,965	239,502	241,627	242,122
Total securities available for sale	$3,372,101	$3,511,683	$3,546,083	$2,657,745	$2,724,446

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$30,229	$30,295	$33,071	$36,206	$37,669
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	2,420	2,547	2,932	3,245	3,435
Issued by FNMA and FHLMC	564	567	569	572	580
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	-	-	-	-	1,624
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	36,767	36,929	37,094	2,165	2,176
Total securities held to maturity	$69,980	$70,338	$73,666	$42,188	$45,484

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 92% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any equity investment in any GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$572,057	$519,263	$485,419	$468,975	$460,599
Secured by 1-4 family residential properties (1)	1,482,963	1,414,871	1,430,293	1,497,480	1,511,514
Secured by nonfarm, nonresidential properties	1,408,342	1,406,930	1,385,669	1,410,264	1,397,536
Other real estate secured	196,328	192,568	174,680	189,949	184,804
Commercial and industrial loans	1,132,863	1,169,327	1,206,851	1,169,513	1,163,681
Consumer loans	164,612	160,318	160,253	171,660	181,896
Other loans	739,476	714,105	688,623	684,913	627,933
LHFI	5,696,641	5,577,382	5,531,788	5,592,754	5,527,963
Allowance for loan losses	(68,632)	(72,825)	(76,900)	(78,738)	(83,526)
Net LHFI	$5,628,009	$5,504,557	$5,454,888	$5,514,016	$5,444,437

(1) Previously reported 3/31/2013 balance was increased by $57.4 million due to the misclassification of the proceeds received from the GNMA delinquent loan sale, which should have decreased Other Assets.

ACQUIRED NONCOVERED LOANS BY TYPE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$106,655	$132,116	$138,442	$10,056	$11,504
Secured by 1-4 family residential properties	168,573	184,928	209,658	19,404	18,032
Secured by nonfarm, nonresidential properties	301,686	318,603	339,953	45,649	47,114
Other real estate secured	35,051	34,869	32,208	669	378
Commercial and industrial loans	186,649	206,338	235,286	3,035	3,371
Consumer loans	22,251	27,420	32,694	2,610	2,575
Other loans	17,010	18,179	14,886	100	136
Noncovered loans	837,875	922,453	1,003,127	81,523	83,110
Allowance for loan losses	(3,007)	(112)	(1,961)	(1,885)	(817)
Net noncovered loans	$834,868	$922,341	$1,001,166	$79,638	$82,293

ACQUIRED COVERED LOANS BY TYPE	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Loans secured by real estate:
Construction, land development and other land loans	$2,585	$3,662	$3,875	$3,924	$3,714
Secured by 1-4 family residential properties	17,785	18,899	20,980	23,990	24,949
Secured by nonfarm, nonresidential properties	12,120	13,341	17,355	18,407	28,291
Other real estate secured	2,817	2,929	3,365	3,567	4,198
Commercial and industrial loans	478	543	648	747	1,803
Consumer loans	151	173	179	177	172
Other loans	1,314	1,273	1,187	1,229	1,376
Covered loans	37,250	40,820	47,589	52,041	64,503
Allowance for loan losses	(2,326)	(2,578)	(4,497)	(4,190)	(3,526)
Net covered loans	$34,924	$38,242	$43,092	$47,851	$60,977

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	September 30, 2013
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$572,057	$14,305	$77,506	$287,825	$42,259	$150,162
Secured by 1-4 family residential properties	1,482,963	6,920	50,725	1,266,813	135,703	22,802
Secured by nonfarm, nonresidential properties	1,408,342	15,704	147,717	742,171	149,689	353,061
Other real estate secured	196,328	4,465	5,337	137,331	22,055	27,140
Commercial and industrial loans	1,132,863	15,325	12,182	759,569	84,947	260,840
Consumer loans	164,612	10,555	2,500	130,618	18,450	2,489
Other loans	739,476	11,181	24,672	594,734	46,538	62,351
Loans	$5,696,641	$78,455	$320,639	$3,919,061	$499,641	$878,845

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$45,538	$609	$29,256	$12,316	$688	$2,669
Development	75,160	-	8,965	40,548	3,804	21,843
Unimproved land	137,448	2,844	37,417	64,306	15,695	17,186
1-4 family construction	98,067	7,718	1,728	62,548	2,440	23,633
Other construction	215,844	3,134	140	108,107	19,632	84,831
Construction, land development and other land loans	$572,057	$14,305	$77,506	$287,825	$42,259	$150,162

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$145,103	$562	$41,302	$56,350	$16,434	$30,455
Office	171,325	3,613	34,992	86,843	7,033	38,844
Nursing homes/assisted living	98,441	-	-	90,088	4,404	3,949
Hotel/motel	63,289	-	375	28,706	24,985	9,223
Industrial	70,469	698	6,346	27,165	144	36,116
Health care	24,981	3,168	-	10,395	105	11,313
Convenience stores	11,154	-	-	7,010	725	3,419
Other	154,278	2,790	18,755	67,998	4,448	60,287
Total income producing loans	739,040	10,831	101,770	374,555	58,278	193,606

Owner-occupied:
Office	106,476	1,454	15,150	62,181	3,649	24,042
Churches	80,975	1,711	3,011	42,520	26,036	7,697
Industrial warehouses	97,960	940	3,164	43,308	7,114	43,434
Health care	102,437	-	13,917	58,051	15,163	15,306
Convenience stores	55,993	-	1,674	30,276	3,721	20,322
Retail	36,272	-	3,668	25,102	2,777	4,725
Restaurants	30,883	-	864	24,920	3,386	1,713
Auto dealerships	12,768	-	290	10,699	1,733	46
Other	145,538	768	4,209	70,559	27,832	42,170
Total owner-occupied loans	669,302	4,873	45,947	367,616	91,411	159,455

Loans secured by nonfarm, nonresidential properties	$1,408,342	$15,704	$147,717	$742,171	$149,689	$353,061

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Securities – taxable	2.22%	2.24%	2.33%	2.44%	2.60%	2.26%	2.89%
Securities – nontaxable	4.25%	4.31%	4.44%	4.39%	4.43%	4.33%	4.52%
Securities – total	2.32%	2.35%	2.45%	2.58%	2.73%	2.37%	3.00%
Loans - LHFI & LHFS	4.69%	4.74%	4.76%	4.77%	4.90%	4.73%	4.97%
Acquired loans	8.20%	8.48%	8.93%	13.75%	13.52%	8.48%	12.74%
Loans - total	5.18%	5.29%	5.14%	4.98%	5.12%	5.21%	5.15%
FF sold & rev repo	0.35%	0.29%	0.25%	0.41%	0.36%	0.30%	0.32%
Other earning assets	3.86%	4.29%	4.15%	4.30%	4.25%	4.09%	4.22%
Total earning assets	4.19%	4.28%	4.26%	4.23%	4.39%	4.24%	4.51%

Interest-bearing deposits	0.27%	0.28%	0.30%	0.35%	0.39%	0.28%	0.44%
FF pch & repo	0.12%	0.11%	0.12%	0.14%	0.14%	0.12%	0.16%
Other borrowings	3.07%	3.13%	3.03%	2.72%	2.79%	3.08%	2.84%
Total interest-bearing liabilities	0.33%	0.34%	0.37%	0.41%	0.45%	0.35%	0.50%

Net interest margin	3.94%	4.02%	3.98%	3.94%	4.06%	3.98%	4.14%
Net interest margin excluding acquired loans	3.52%	3.55%	3.66%	3.77%	3.89%	3.57%	4.00%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.  In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.

The net interest margin declined 8 basis points during the third quarter of 2013 primarily due to the growth of lower yielding investment securities as well as a decrease in interest and fees on acquired loans, which was the result of reduced acquired loan recoveries during the quarter.  The impact of this was partially offset by declines in acquired loan average balances as well as the cost of interest-bearing liabilities.

During the third quarter of 2013, the yield on average acquired loans includes approximately $4.7 million in recoveries, or an annualized 2.00% of the average acquired loan balance.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.3 million for the quarter ended September 30, 2013 compared to a net negative ineffectiveness of $1.8 million for the quarter ended September 30, 2012.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Mortgage servicing income, net	$4,552	$4,385	$4,267	$4,441	$3,984	$13,204	$11,761
Change in fair value-MSR from runoff	(2,407)	(2,756)	(2,460)	(2,631)	(2,751)	(7,623)	(7,177)
Gain on sales of loans, net	6,465	7,597	10,165	12,034	9,114	24,227	21,885
Other, net	(1,485)	(1,052)	(1,649)	(1,789)	2,608	(4,186)	5,811
Mortgage banking income before hedge ineffectiveness	7,125	8,174	10,323	12,055	12,955	25,622	32,280
Change in fair value-MSR from market changes	287	6,467	1,127	(418)	(3,282)	7,881	(8,960)
Change in fair value of derivatives	1,028	(6,346)	133	(306)	1,477	(5,185)	6,309
Net positive (negative) hedge ineffectiveness	1,315	121	1,260	(724)	(1,805)	2,696	(2,651)
Mortgage banking, net	$8,440	$8,295	$11,583	$11,331	$11,150	$28,318	$29,629

During the first quarter of 2013, Trustmark exercised its option to repurchase delinquent loans serviced for GNMA. These loans were subsequently sold to a third party under different repurchase provisions. Trustmark retained the servicing for these loans, which are fully guaranteed by FHA/VA. As a result of this repurchase and sale, the loans are no longer carried as "LHFS-Guaranteed GNMA serviced loans" (see pages 3 and 6).  The transaction resulted in a gain of $534 thousand, which was recorded during the first quarter of 2013 and is included in the table above as "Gain on sales of loans, net.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Partnership amortization for tax credit purposes	$(2,388)	$(2,221)	$(2,117)	$(3,202)	$(2,302)	$(6,726)	$(5,215)
Bargain purchase gain on Bay Bank acquisition	-	-	-	-	-	-	3,635
Increase (decrease) in FDIC indemnification asset	211	(2,317)	(1,365)	(743)	(609)	(3,471)	(2,979)
Other miscellaneous income	2,342	2,393	2,291	1,938	3,423	7,026	7,679
Total other, net	$165	$(2,145)	$(1,191)	$(2,007)	$512	$(3,171)	$3,120

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

During the third quarter of 2013, other noninterest income included an upward adjustment of the FDIC indemnification asset of $211 thousand on acquired covered loans obtained from Heritage as a result of a slight increase in loss expectations for loan pools.  During the third quarter of 2012, Trustmark recognized a gain of $1.2 million in other miscellaneous income, which resulted from the sale of the Performance Funds by Trustmark Investment Advisors, Inc. to Federated Investors, Inc.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
Loan expense	$3,390	$4,267	$2,995	$3,274	$3,150	$10,652	$16,974
Non-routine transaction expenses on acquisitions	-	-	7,920	-	-	7,920	1,917
Amortization of intangibles	2,466	2,472	1,442	1,022	1,028	6,380	2,766
Other miscellaneous expense	7,675	11,832	5,694	6,158	6,221	25,201	16,709
Total other expense	$13,531	$18,571	$18,051	$10,454	$10,399	$50,153	$38,366

Other miscellaneous expense increased during the second quarter of 2013 due to a non-routine litigation expense of $4.0 million related to a proposed settlement on Trustmark’s overdraft fees for insufficient funds on debit card purchases and ATM withdrawals as previously disclosed in the Form 8-K filed on June 26, 2013.  The settlement has now been temporarily approved by the Federal District Judge.

As previously mentioned in Note 1 – Business Combinations, during the first quarter of 2013, Trustmark incurred $7.9 million of non-routine BancTrust transaction expenses in other noninterest expense.  These non-routine transaction expenses include $2.2 million of professional fees and $5.7 million of contract termination and other expenses.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL INFORMATION September 30, 2013 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,333,356	$1,344,360	$1,325,508	$1,288,222	$1,273,605	$1,334,437	$1,252,684
Less:	Goodwill		(368,482)	(366,592)	(324,902)	(291,104)	(291,104)	(353,485)	(291,104)
	Identifiable intangible assets		(45,988)	(48,402)	(35,187)	(17,933)	(18,971)	(43,232)	(17,152)
	Total average tangible common equity		$918,886	$929,366	$965,419	$979,185	$963,530	$937,720	$944,428

	PERIOD END BALANCES
	Total shareholders' common equity		$1,329,514	$1,326,819	$1,352,946	$1,287,369	$1,278,015
Less:	Goodwill		(372,463)	(368,315)	(366,366)	(291,104)	(291,104)
	Identifiable intangible assets		(44,424)	(46,889)	(49,361)	(17,306)	(18,327)
	Total tangible common equity	(a)	$912,627	$911,615	$937,219	$978,959	$968,584

	TANGIBLE ASSETS
	Total assets		$11,805,197	$11,863,312	$11,850,515	$9,828,667	$9,872,159
Less:	Goodwill		(372,463)	(368,315)	(366,366)	(291,104)	(291,104)
	Identifiable intangible assets		(44,424)	(46,889)	(49,361)	(17,306)	(18,327)
	Total tangible assets	(b)	$11,388,310	$11,448,108	$11,434,788	$9,520,257	$9,562,728

	Risk-weighted assets	(c)	$7,825,839	$7,878,281	$7,862,884	$6,723,259	$6,684,820

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$33,034	$31,121	$24,866	$27,710	$29,904	$89,021	$89,573
Plus:	Intangible amortization net of tax		1,523	1,526	890	631	635	3,939	1,708
	Net income adjusted for intangible amortization		$34,557	$32,647	$25,756	$28,341	$30,539	$92,960	$91,281

	Period end common shares outstanding	(d)	67,181,694	67,163,195	67,151,087	64,820,414	64,779,937

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		14.92%	14.09%	10.82%	11.51%	12.61%	13.25%	12.91%
	Tangible common equity/tangible assets	(a)/(b)	8.01%	7.96%	8.20%	10.28%	10.13%
	Tangible common equity/risk-weighted assets	(a)/(c)	11.66%	11.57%	11.92%	14.56%	14.49%
	Tangible common book value	(a)/(d)*1,000	$13.58	$13.57	$13.96	$15.10	$14.95

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,329,514	$1,326,819	$1,352,946	$1,287,369	$1,278,015
	Eliminate qualifying AOCI		52,226	36,088	(5,709)	(3,395)	(7,248)
	Qualifying tier 1 capital		60,000	60,000	93,000	60,000	60,000
	Disallowed goodwill		(372,463)	(368,315)	(366,366)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			14,093	13,740	13,388	13,035	12,683
	Other disallowed intangibles		(44,424)	(46,889)	(49,361)	(17,306)	(18,327)
	Disallowed servicing intangible		(6,315)	(6,038)	(5,153)	(4,734)	(4,421)
	Disallowed deferred taxes		(39,476)	(26,411)	(12,575)	-	-
	Total tier 1 capital		993,155	988,994	1,020,170	1,043,865	1,029,598
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(93,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$933,155	$928,994	$927,170	$983,865	$969,598

	Tier 1 common risk-based capital ratio	(e)/(c)	11.92%	11.79%	11.79%	14.63%	14.50%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity